Exhibit 99.1

August 22, 2012

Investor Presentation Script

The following script should be read in conjunction with the accompanying slide presentation, which contains, among other information, source data for certain information set forth in the script.

Bradley Jacobs, Chairman and CEO

Thank you very much for joining us today. Scott Malat, our chief strategy officer, and I are very happy to be here.

XPO Logistics is a non-asset based transportation services provider in the logistics industry. We don’t own trucks, airplanes or ships. We’re a middleman between shippers and carriers who outsource their logistics to us as a third-party broker.

XPO Logistics reported $177 million of revenue in 2011, and we’re optimistic we’ll reach our goal of a $500 million revenue run rate by year-end. Since taking control of XPO last September, we’ve put a strategy in place to grow the company to several billion dollars in revenue over the next few years.

Our strategy has three prongs. Number one is acquisitions: we will acquire attractive truck brokerage operations that are scalable. The second prong is cold-starts: we will continue to open greenfield locations, mainly truck brokers, throughout North America. And third, we will optimize our existing operations.

In eight months, we’ve completed two acquisitions and 12 cold-starts, seven of which are in truck brokerage. And we’ve grown our existing operations in our three business segments of freight forwarding, expedite and truck brokerage. Brokerage is our main focus going forward.

We’ve also put together a management team whose skill set matches this ambitious plan. I’ll talk more about them in a minute.

As for my personal background, I’m a career CEO. I’ve started four companies from scratch. The teams I led built each of these start-ups into a billion dollar or multi-billion dollar enterprise and created substantial shareholder value.

The two most recent companies were United Waste Systems, which we built into the fifth largest solid waste management company in North America, and United Rentals, which we grew to be the largest equipment rental company in the world. From 1992, when we took United Waste public, to 1997, when we sold it for $2.5 billion to Waste Management, the earnings compounded at about 55% CAGR and our stock price outperformed the S&P 500 by 5.6 times. At United Rentals, over the 10 years I led the company, our stock outperformed the Index by 2.2 times.

Why did I pick logistics for my next attempt to create substantial shareholder value? In large part, because the industry is large, growing and fragmented.

Let’s start with size. Logistics worldwide is more than $3 trillion in annual revenues. In the United States alone, it’s about a trillion dollars. Over-the-road trucking is about $350 billion, with about 250,000 truckload carriers servicing millions of shippers. Truck brokerage, our primary focus, is currently getting $50 billion of that $350 billion.

We’re building our company not just for the $50 billion that’s going through brokers right now, but for the $300 billion that’s currently going direct from shippers to carriers.

A critical factor, from our point of view, is that the logistics pie is expanding. Brokerage has been growing at about two to three times GDP, as opposed to asset-heavy trucking, which has been growing at around GDP. Still, the market is largely underpenetrated, with a 15% penetration rate of brokerage versus direct shipper-to-carrier cartage. Our bet is that the 15% is likely to increase substantially, and that our strategy will position our company to benefit from this long-term trend. Even in a sluggish macro environment like the current economy, we expect the trend toward greater penetration to create opportunities for us.

The main thing that’s driving penetration is an outsourcing trend with both shippers and carriers. This is less about cycles and more about the fact that it makes economic sense for most companies to utilize third party logistics services. Instead of using internal staff to find freight or capacity, shippers and carriers are increasingly using brokers. Typically only the largest shippers have the freight volume to warrant in-house logistics. And on the other side of the equation, from the trucker’s perspective, a good, professionally-run broker can help increase utilization and decrease empty miles.

In addition to being large and growing, the logistics industry is also fragmented. That makes it very appealing. There are over 10,000 licensed truck brokers in the United States, yet only about 25 of them – less than 1% – have revenue of over $200 million. This creates a large potential acquisition universe for us, and in many cases a lack of access to working capital provides an incentive for these owners to sell.

Our sweet spot for acquisitions is between $20 million and $200 million of revenue, although we’re also looking at companies that are larger and smaller than that. Top line isn’t the main consideration for us. We’re more interested in scalability – how much can we grow the operations? Typically, we like to find companies we believe we can grow by at least three times over several years by giving them access to our centralized truck capacity in Charlotte, moving them onto our advanced IT system, and recruiting, training and incenting a larger sales force at each branch.

The first acquisition we did after taking control of XPO last September was a company called Continental Freight Services. We bought Continental in May of this year. It’s a 32-year old truck brokerage business with deep relationships with a lot of manufacturers and distributors in the Carolinas, Texas and Florida. Our goal is to take Continental’s $22 million of historical revenue, add about 50 sales people over three years or so, and build it up to $75 million of annual revenue with typical industry profit margins.

We’re proud to say we completed the integration of Continental into XPO within 90 days of buying it, and about a third of Continental’s loads are already being covered by our carrier team in Charlotte. The majority of the Charlotte loads are incremental business that Continental previously had to turn down because they couldn’t locate available trucks. We expect that Continental and all our brokerage branches will increasingly draw on our centralized capacity to buy transportation more cost effectively.

We completed our second acquisition on August 3. It’s a company called Kelron Logistics, based in Canada, and it’s been in the brokerage business for 20 years. Kelron has offices in Toronto, Montreal, Vancouver and Cleveland, and it was generating about $100 million of annual revenue when we bought it. One very positive aspect of acquiring Kelron is that it brought thousands of carriers and customers into our XPO network, which benefits our entire system. Our intent is to scale Kelron up into a much larger organization over the next few years by applying the growth plan I mentioned earlier: adding sales people, connecting them to our centralized capacity in Charlotte, and empowering them with our IT.

With the acquisitions of Continental and Kelron, we’re now about halfway to our goal of acquiring $250 million of annual revenue this year. And we have a strong acquisition pipeline of companies we’re looking at.

While acquisitions are essential to our strategy, our cold-start program is just as important. I’m happy to say that we’re ahead of schedule on cold-starts. Our plan was to open five new branches in truck brokerage this year, and so far we’ve opened seven. We plan to have about 20 truck brokerage cold-starts up and running over the next several years.

Each one of our cold-starts is led by a highly experienced branch president who has “been there and done that” before – an industry veteran with a strong track record of building a location up to tens or hundreds of millions of dollars in revenue. We look for energetic, charismatic leaders who can inspire people. Leadership is the most important factor for cold-starts.

When you get the right person in place, growth can happen quickly. Cold-starts can generate extremely high returns on invested capital, because the amount of invested capital is relatively slim: a million dollars or less. And there’s a large component of variable-based incentive compensation.

Our plan for our typical cold-start projects $5 million to $10 million in revenue in the first year of operation. If you look at our first three cold-starts, one was opened around the first of January, another in late April, and the third in May. By July, the three together were up to an annual run rate of more than $13 million in revenues. Our goal is to turn each cold-start cash-flow-positive after the first year.

Earlier, I mentioned our national operations center in Charlotte, North Carolina. This is the most important part of our infrastructure. In addition to our shared services for all back office functions, our Charlotte team has a separate unit that focuses exclusively on carriers. At the end of July, we had 41 people “dialing for diesel” – calling for trucks all day long to source capacity for the cold-starts and the companies we’ve acquired. The Charlotte team supports our field operations in two ways: by complementing carrier procurement at the branches, and by allowing our sales branch teams to focus on what they do best: customer sales and service.

It’s a big advantage for our acquired companies to have Charlotte’s capacity as a supplement to their own carrier sourcing. A typical brokerage branch might have two or three people working on covering a load. We have dozens of people dedicated to it. By year-end we should have 100 people in carrier procurement in Charlotte, and several years from now we want to have several hundred people focused solely on carriers.

Now I’d like to spend a few minutes on our senior management team. We’ve assembled a team of highly qualified individuals with skill sets that mesh with our particular strategy for growth. Here are just a few examples:

Greg Ritter is our senior vice president of brokerage operations. Greg was at C.H. Robinson Worldwide, Inc. for 22 years. He also started Knight Brokerage, a subsidiary of Knight Transportation, and grew that business for more than six years as its president.

Mario Harik is our CIO. He was the CIO at Oakleaf Waste Management, a 3PL that was sold last year. Mario has been tapped over the years by Fortune 100 companies for his expertise in building comprehensive IT organizations and proprietary platforms, similar to what we’re doing here at XPO.

In August, we brought Dave Rowe on board as chief technology officer, reporting to Mario. Dave is one of the top names in logistics technology. He was CTO at Echo Global Logistics, where he led the design and development of the company’s highly regarded information systems, as well as the integration of acquisitions.

Two other recent additions to our management team are John Tuomala, our vice president of talent management, and Marie Fields, director of training. John is charged with building a sales force of several thousand people over the next few years, which is something he did successfully on an even larger scale for Compass Group North America. And Marie has 15 years of industry experience, including 12 years with C.H. Robinson, where she was responsible for the training and onboarding of new hires, systems training and sales development.

I’ll now turn the presentation over to our chief strategy officer, Scott Malat.

Scott Malat, Chief Strategy Officer

Thanks, Brad. I joined XPO Logistics last October from Goldman Sachs Group, where I was a senior equity research analyst covering the air, rail, trucking and shipping sectors. I had a strong belief that the truck brokerage industry was growing, and that its potential was under-appreciated. I had been waiting for someone with Brad’s background to step in and take advantage of the consolidation opportunity. We’re doing that now.

A few minutes ago, you heard about our plans for acquisitions and cold-starts. Now I want to take you through the third part of our strategy, which is optimizing our existing operations.

Let’s start with our truck brokerage segment. When we took over XPO last September, the company had one brokerage office in South Bend, Indiana. South Bend is a great example of a successful cold-start, because it grew from zero to a $30 million revenue run rate in three years with just a few hundred thousand dollars of capital investment. We intend to continue its growth by adding more sales people.

South Bend’s growth illustrates the power of the brokerage model, even prior to our investments in IT and recruiting and training. As these initiatives are put into place, we expect to continue the positive trend in South Bend and get our brokerage cold-starts off to an even better start.

Another XPO segment is expedited transportation. It’s a form of truck brokerage, but for loads that need to be picked up and moved on an urgent basis. As examples, think manufacturers of high-value parts or just-in-time auto suppliers. Like our brokerage segment, expedited is non-asset; we don’t own the trucks. We contract with owner-operators to furnish the transportation. Our expedited division is called Express-1 and it generates almost $100 million of annual revenue, which makes it one of the top five players in the space.

Our strategy with expedited is to build up sales to get more miles for our owner-operators. The more miles we give them, the more owner-operators we can attract. While we continue to mine the broader market for expedited loads, we’re also focusing on building our presence in three high-growth verticals: cross-border Mexico, temperature-controlled and defense. Revenues from these three verticals combined grew 21% in the second quarter.

I also want to mention one very recent expansion of our expedited business, and that’s our new southeastern hub. We opened that office in Birmingham, Alabama, in the first week in August to take advantage of the continued shift in manufacturing to the southern states.

Now, on to our third segment – freight forwarding. XPO has a tiny share here. Our freight forwarding business, Concert Group Logistics, is currently a $65 million player in a $150 billion industry. Our strategy for CGL is to build a truly national network of freight forwarding stations in the U.S., both company-owned and agent-owned. We believe that this will take about 35 offices; right now we’re at 27, including four we opened this year – Los Angeles, Charlotte, Atlanta and Newark. We’re currently evaluating additional markets that have the potential to be very meaningful for us, such as JFK in New York, and Houston.

So that’s a look inside our growth strategy for the three areas of our business. Now let’s talk about the backbone of our customer service organization: our information technology.

To grow at the pace we envision for XPO, we need great people using great technology. We’ve created a scalable platform across the company, with sales, service, carrier and track-and-trace capabilities. We rolled out the first phase of the platform in March. We added pricing tools in July, and those tools are getting valuable data into the hands of our sales force, giving our people a competitive advantage. With each acquisition, we add more pricing history and more lane history into our data pool. We use this information to purchase transportation more efficiently.

Moving on to the financial picture: XPO was a $177 million company in 2011. So far this year, we’ve added two acquisitions with a combined $122 million of historical revenue. We opened 12 cold-starts – seven of them in truck brokerage. And we’re generating internal growth in our existing operations. With these initiatives driving our expansion – and more to come – we expect to reach a $500 million revenue run rate goal by year-end.

Our liquidity remains strong. As of June 30, we had $191 million in cash and zero debt. The expected use of this cash is as follows: $10 million earmarked for cold-starts and technology; $10 million as a cushion; and the balance used for acquisitions. We’re currently in the market for an accounts receivable facility to raise some low-cost debt.

And finally, it’s worth noting that XPO management owns over half of the company’s fully diluted shares. Our interests are entirely aligned with shareholders to create substantial long-term shareholder value.

So to sum it up – we operate in an industry that has attractive fundamentals for long-term value creation. We’re on track or ahead of plan with all three parts of our strategy to grow XPO into a multi-billion dollar company: acquisitions, cold-starts and the optimization of our operations. Employee morale is high, due in large part to our many growth initiatives. And we have a highly skilled, strongly motivated management team in place, intently focused on our goals.

Thank you for your interest in XPO!

Forward Looking Statements

This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed in our filings with the SEC. Forward-looking statements set forth in this presentation speak only as of the date hereof and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events.